KushCo Announces Retirement of Senior Unsecured Term Debt

Company No Longer Has Any Term Debt Outstanding, with Access to Capital via Its Existing Line of Credit to Support Continued Growth

CYPRESS, Calif., — March 29, 2021 — KushCo Holdings, Inc. (OTCQX: KSHB) (''KushCo''), a premier provider of ancillary products and services for the legal cannabis and CBD industries, has retired its senior unsecured term debt, represented by a Senior Note originally issued in April 2019. The Company paid in aggregate $17 million to retire the full principal balance and accrued interest under the Senior Note. Repayment of the Senior Note, which was used to support the Company’s growth in sales, realigns KushCo’s capital structure and significantly reduces the amount of total debt outstanding.

The Company recently closed a $40 million registered direct offering, which was oversubscribed with commitments in excess of $125 million.

“Following nearly a year of comprehensive restructuring and right-sizing—which saw us return to growth, reduce our cost structure by more than 50%, and achieve positive adjusted EBITDA for two consecutive quarters—more high-quality institutional investors are beginning to appreciate KushCo’s investment thesis, as evidenced by our recent oversubscribed offering,” said Nick Kovacevich, KushCo’s Co-founder, Chairman, and Chief Executive Officer. “With this capital, we have not only completely retired our term debt—which was set to mature in April 2021, and which we believe has been a material ‘overhang’ on our stock—but have also paid down the balance of our existing line of credit, significantly reducing our total debt outstanding. We also have a healthy amount of capital left from the raise to support our continued growth and fund the business’ sales and financial goals for at least the remainder of fiscal 2021. Overall, we believe this is an incredible achievement for the Company, and the latest sign that we are becoming more in control of our own destiny and moving closer toward establishing ourselves as the preeminent provider of all ancillary solutions to the legal cannabis and CBD industries.”

About KushCo Holdings
KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state-operators (MSOs), licensed producers (LPs), and brands.
Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.
As a pioneer in the industry, KushCo continues to work to create a positive impact on the environment, society, and community through CSR and ESG initiatives, such as: offering sustainable and compostable packaging; donating PPE supplies to healthcare workers on the frontline fighting the COVID-19 pandemic; partnering with organizations such as Mission Green to offer social equity programs for industry inclusion; being one of the first in the industry to award paid time-off for all employees on November 3, 2020 (“Election Day”); and working to incorporate industry-leading corporate governance practices and a more diverse board makeup.
For more information on KushCo’s commitment to CSR and ESG initiatives, please visit the Company’s #KushCares page at www.kushco.com/kushcares.
KushCo has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. For more information, visit www.kushco.com or call (888) 920-5874.
Forward-Looking Statements
This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws, including statements related to the Company’s ability to support its continued growth and fund the business’ sales and financial goals for at least the remainder of fiscal 2021 with proceeds remaining from its recent offering. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially, including risks and uncertainties associated with market conditions. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "expect", "look forward," "believe," "dedicated," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company's website at: www.kushco.com.
KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com